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                                   EXHIBIT 23

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-70910) pertaining to the Peabody Holding Company, Inc. Employee Retirement Account of our report dated May 16, 2003, with respect to the financial statements and schedule of the Peabody Holding Company, Inc. Employee Retirement Account included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

                                            /s/ ERNST & YOUNG LLP
                                            -----------------------------------
                                            Ernst & Young LLP

St. Louis, Missouri
June 20, 2003

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